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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF DELTA AIR LINES, INC.
                             AS OF DECEMBER 31, 2005

                                                JURISDICTION OF INCORPORATION OR
NAME OF SUBSIDIARY                                        ORGANIZATION
------------------                              --------------------------------
Aero Assurance Ltd.                                          Vermont
ASA Holdings, Inc.                                           Georgia
Comair Holdings, LLC                                         Delaware
Comair, Inc.                                                 Ohio
Comair Services, Inc.                                        Kentucky
Crown Rooms, Inc.                                            New York
DAL Aircraft Trading, Inc.                                   Delaware
DAL Global Services, LLC                                     Delaware
DAL Moscow, Inc.                                             Delaware
Delta AirElite Business Jets, Inc.                           Kentucky
Delta Air Lines, Inc. and Pan
   American World Airways, Inc. -
   Unterstutzungskasse GMBH                                  Germany
Delta Air Lines Dublin Limited                               Ireland
Delta Air Lines Private Limited                              India
Delta Benefits Management, Inc.                              Delaware
Delta Connection Academy, Inc.                               Florida
Delta Corporate Identity, Inc.                               Delaware
Delta Loyalty Management Services, LLC                       Delaware
Delta Technology, LLC                                        Georgia
Delta Ventures III, LLC                                      Delaware
Epsilon Trading, Inc.                                        Delaware
Kappa Capital Management, Inc.                               Delaware
New Sky, Ltd.                                                Bermuda
Song, LLC                                                    New York

None of Delta's subsidiaries do business under any names other than their corporate names, with the following exceptions:

     Comair, Inc. conducts business as Comair South, Inc. in Alabama and
     Florida.

     DAL Global Services, LLC conducts business as DAL Global Services, Inc. in the following states: Alaska, Arizona, Missouri, New Jersey and New Mexico.

     Delta Technology, LLC conducts business as Delta Technology, Inc. in the following states: Alabama, Connecticut, Hawaii, Kansas, Louisiana, Massachusetts, Michigan, Missouri, Montana, Nebraska, New York, North Carolina, North Dakota, Ohio, Oregon, Pennsylvania, Tennessee, Texas, West Virginia and Wisconsin.

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     Delta Technology, LLC conducts business as Delta Air Lines Technology, Inc.
     in the following states: Alaska, Arizona, Arkansas, California, Indiana,
     New Jersey, New Mexico, Oklahoma, and Virginia.

     Comair Holdings, LLC conducts business as Comair Holdings, Inc. in the state of Kentucky.